                                                                                                    Exhibit 99.1

The Savannah Bancorp
Earnings Announcement

July 18, 2006
For Release: Immediately

Savannah Bancorp Reports 5.9 Percent Second Quarter EPS
Increase and Declares Regular Quarterly Dividend

SAVANNAH, Ga.--(PRIMEZONE) -July 18, 2006 -- The Savannah Bancorp, Inc. (NasdaqNM: SAVB) reported net income for the second quarter 2006 of $2,538,000, up 16 percent from $2,184,000 in the second quarter 2005. Net income per diluted share was $0.54 compared to $0.51 per diluted share in the second quarter of 2005, an increase of 5.9 percent. Earnings growth moderated in the second quarter due to higher than anticipated startup costs in Harbourside Community Bank and a slight net interest margin decline from the first quarter 2006. The margin decline resulted from faster deposit repricing in a very competitive market and slower loan growth than anticipated.

Average outstanding diluted shares increased 440,000, or 10 percent, in the second quarter 2006 compared with the second quarter 2005. The increase in average shares outstanding resulted from the private placement sale of 397,000 shares in August 2005 and additional shares being issued upon exercise of stock options. For the second quarter 2006, return on average equity was 16.91 percent, return on average assets was 1.33 percent, net interest margin was 4.51 percent and the efficiency ratio was 53.84 percent.

For the first six months of 2006, net income was $4,889,000, a 23 percent increase over $3,965,000 in the first six months of 2005. Earnings per diluted share was $1.04, an increase of 12 percent over earnings per diluted share of $0.93 in the first six months of 2005. Return on average equity was 16.53 percent, return on average assets was 1.31 percent, net interest margin was 4.55 percent and the efficiency ratio was 54.16 percent.

Net interest income increased $1,485,000, or 22 percent, in the second quarter 2006 over the same period in 2005. Earning assets growth of 11 percent and 17 consecutive prime rate increases of 25 basis points each over the prior 24 months resulted in significantly higher net interest income for the second quarter and the first six months of 2006 compared with the same periods in 2005. The net interest margin has been increasing during the two year period of rising rates but has recently begun to decrease as funding costs have increased faster than asset yields. Noninterest income was up 4 percent in the second quarter and 6 percent in the first six months of 2006 compared with the same periods in 2005. Higher mortgage interest rates are negatively impacting mortgage origination volume and mortgage related income.

Noninterest expenses increased 23 percent in the second quarter and 24 percent in the first six months of 2006 compared with 2005. Approximately half of the increase in costs is related to additional costs of the recently chartered Harbourside Community Bank on Hilton Head Island, SC.

Loans, excluding loans held for sale, totaled $657 million at June 30, compared with $572 million one year earlier, an increase of 15 percent. Deposits totaled $642 million at June 30, 2006 and $588 million at June 30, 2005, an increase of 9 percent. As of June 30, 2006, demand, savings and money market accounts had increased 13 percent over the prior year as a result of continued focus on core deposit growth. Total assets increased 12 percent to $772 million at June 30, 2006, up from $689 million a year earlier.

Nonperforming assets increased to $2,559,000, or 0.39 percent of total loans, at June 30, 2006 from $2,093,000, or 0.33 percent of loans, at March 31, 2006 and $733,000, or 0.13 percent of total loans, at June 30, 2005. Net loan recoveries for the first half of 2006 were $3,000. Provision for credit losses for the first six months of 2006 was $775,000 and $820,000 for the first six months of 2005.

Harbourside Community Bank, a new subsidiary bank of the Savannah Bancorp, Inc., opened on March 1, 2006 in a new main office facility on Hilton Head Island, SC. At June 30, 2006, Harbourside had total assets of $38 million, total loans of $27 million and total deposits of $28 million. As previously reported in a regulatory filing with the SEC, the employment of Harbourside’s CEO terminated during the second quarter and Mike Odom, CEO of The Savannah Bancorp, Inc. is currently serving as interim President and CEO until a suitable replacement is hired.

Today, the Board of Directors approved a regular quarterly cash dividend of 14 cents per share payable on August 14, 2006 to shareholders of record on July 28, 2006.

The Savannah Bancorp, Inc. (SAVB), a bank holding company for The Savannah Bank, N.A. and Bryan Bank & Trust (Richmond Hill, Georgia) and Harbourside Community Bank (Hilton Head Island, SC), is headquartered in Savannah, Georgia. SAVB began operations in 1990. Its primary businesses include deposit, credit, trust and mortgage origination services provided to local customers.

This press release may contain forward-looking statements as defined by federal securities law which involve significant risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. The Savannah Bancorp, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Any such statements are made in reliance on the safe harbor protections provided under the Private Securities Act of 1995.

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Contacts:	G. Mike Odom, Jr., Chief Executive Officer, 912-629-6486
Robert B. Briscoe, Chief Financial Officer, 912-629-6525

Attachments

The Savannah Bancorp, Inc. and Subsidiaries
Second Quarter Financial Highlights
June 30, 2006 and 2005
(Unaudited)
(thousands, except share data)

Balance Sheet Data at June 30	2006	2005	% Change
Total assets	$772,026	$689,271	12
Interest-earning assets	734,420	659,759	11
Loans	657,128	572,317	15
Deposits	642,393	588,249	9.2
Interest-bearing liabilities	659,759	545,340	21
Shareholders' equity	61,018	43,619	40
Allowance for credit losses	8,591	7,202	19
Non-accruing loans	2,049	184	1014
Loans past due 90 day - accruing	510	549	(7.1)
Allowance for credit losses
to total loans	1.31%	1.26%	4.0
Nonperforming assets to total
loans and other real estate owned	0.39%	0.13%	204
Loan to deposit ratio	102.29%	97.29%	5.1
Equity to assets	7.90%	6.33%	25
Tier 1 capital to risk-weighted assets	11.47%	9.39%	22
Total capital to risk-weighted assets	12.72%	10.64%	20
Book value per share	$ 13.24	$ 10.40	27
Outstanding shares	4,608	4,194	9.9
Market value per share	$ 37.82	$ 30.95	22

Performance Ratios

For the Second Quarter	2006	2005	% Change
Net income	$ 2,538	$ 2,184	16
Return on average assets	1.33%	1.29%	2.8
Return on average equity	16.91%	20.51%	(18)
Net interest margin	4.51%	4.16%	8.4
Efficiency ratio	53.84%	52.20%	3.1
Per share data:
Net income - basic	$ 0.55	$ 0.52	5.8
Net income - diluted	$ 0.54	$ 0.51	5.9
Dividends	$ 0.140	$ 0.135	3.7
Average shares:
Basic	4,607	4,177	10
Diluted	4,715	4,275	10

For the First Six Months	2006	2005	% Change
Net income	$ 4,889	$ 3,965	23
Return on average assets	1.31%	1.21%	8.5
Return on average equity	16.53%	19.10%	(13)
Net interest margin	4.55%	4.12%	10
Efficiency ratio	54.16%	53.70%	0.9
Per share data:
Net income - basic	$ 1.06	$ 0.95	11
Net income - diluted	$ 1.04	$ 0.93	12
Dividends	$ 0.28	$ 0.27	3.7
Average shares:
Basic	4,607	4,163	11
Diluted	4,712	4,266	10

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheets
June 30, 2006 and 2005
(Unaudited)
(thousands, except share data)

	June 30
	2006	2005
Assets
Cash and due from banks	$ 19,413	$ 16,380
Interest-bearing deposits	4,400	14,944
Federal funds sold	18,266	4,673
Cash and cash equivalents	42,079	35,997
Securities available for sale, at fair value
(amortized cost of $52,268 in 2006
and $39,880 in 2005	51,220	39,856
Loans held for sale	4,407	28,120
Loans, net of allowance for credit losses
of $8,591 in 2006 and $7,202 in 2005	648,537	565,115
Premises and equipment, net	5,714	4,762
Other real estate owned	-	-
Bank-owned life insurance	5,655	5,449
Other assets	14,414	9,972
Total assets	$ 772,026	$ 689,271

Liabilities
Deposits:
Noninterest-bearing	$ 97,909	$ 95,890
Interest-bearing demand	94,081	87,376
Savings	18,540	20,670
Money market	137,721	105,529
Time deposits	294,142	278,784
Total deposits	642,393	588,249
Short-term borrowings	36,560	21,983
FHLB advances - long-term	15,474	20,688
Subordinated debt	10,310	10,310
Other liabilities	6,271	4,422
Total liabilities	711,008	645,652
Shareholders' equity
Common stock, par value $1 per
share: authorized 20,000,000
shares; issued 4,607,647 and
4,194,066 in 2006 and 2005	4,608	4,194
Preferred stock, par value $1:
authorized 10,000,000 shares	-	-
Additional paid-in capital	36,480	25,066
Retained earnings	21,870	14,383
Treasury stock, at cost, 267 in
2006 and 2005	(4)	(4)
Accumulated other comprehensive
(loss), net	(1,936)	(20)
Total shareholders' equity	61,018	43,619
Total liabilities and
shareholders' equity	$ 772,026	$ 689,271

The Savannah Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income
Second Quarter and First Six Months, 2006 and 2005
(Unaudited)
(thousands, except per share data)

	For the		For the
	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Interest and dividend income
Loans, including fees	$ 12,548	$ 9,244	$ 24,269	$ 17,458
Loans held for sale	233	369	441	804
Investment securities:
Taxable	471	320	894	620
Tax-exempt	32	60	70	128
Dividends	56	35	104	72
Deposits with banks	54	100	102	179
Federal funds sold	148	69	275	114
Total interest and dividend income	13,542	10,197	26,155	19,375
Interest expense
Deposits	4,443	3,010	8,336	5,428
Short-term borrowings	546	114	911	349
Federal Home Loan Bank advances	197	253	444	503
Subordinated debt	200	149	389	283
Total interest expense	5,386	3,526	10,080	6,563
Net interest income	8,156	6,671	16,075	12,812
Provision for credit losses	360	315	775	820
Net interest income after
provision for credit losses	7,796	6,356	15,300	11,992
Noninterest income
Service charges on deposit accounts	377	427	753	814
Mortgage related income, net	252	305	482	580
Trust fees	166	117	325	233
Other operating income	291	223	599	439
Loss on sale other real estate owned, net	-	(24)	-	(24)
Total noninterest income	1,086	1,048	2,159	2,042
Noninterest expense
Salaries and employee benefits	2,785	2,291	5,476	4,634
Occupancy and equipment	746	551	1,397	1,063
Information technology	374	298	736	599
Other operating expenses	1,071	892	2,266	1,679
Total noninterest expense	4,976	4,032	9,875	7,975
Income before income taxes	3,906	3,372	7,584	6,059
Income tax expense	1,368	1,188	2,695	2,094
Net income	$ 2,538	$ 2,184	$ 4,889	$ 3,965

Net income per share:
Basic	$ 0.55	$ 0.52	$ 1.06	$ 0.95

Diluted	$ 0.54	$ 0.51	$ 1.04	$ 0.93

The Savannah Bancorp, Inc. and Subsidiaries
Historical Trend Data - Five Years and Five Quarters

The following tables show per share information for the most recent five years and five quarters. Share and per share information have been restated to reflect the effect of a 5-for-4 stock split in December 2004.

(amounts in thousands except per share data)
For the Most Recent Five Years
	2005	2004	2003	2002	2001

Net income	$ 9,040	$ 5,736	$ 4,644	$ 4,508	$ 4,358

Average shares
Basic	4,317	4,109	4,103	4,100	4,068
Diluted	4,425	4,209	4,181	4,160	4,140

Net income per share ($)
Basic	2.09	1.40	1.13	1.10	1.07
Diluted	2.04	1.36	1.11	1.08	1.05

Dividends per share	0.54	0.52	0.51	0.49	0.45

Market price per common share ($)
High close	37.50	27.60	23.20	17.68	18.18
Low close	26.50	20.14	15.18	14.18	12.40
Year-end close	35.48	27.05	23.20	15.25	14.84

At December 31 ($)
Assets	717,901	617,341	476,865	437,598	376,183
Shareholders' equity	58,543	40,071	36,771	34,756	32,071
Book value per share	12.75	9.74	8.96	8.48	7.86
Outstanding shares	4,591	4,112	4,103	4,101	4,079

Performance ratios (%)
Return on equity	19.06	15.04	12.99	13.50	14.27
Return on assets	1.32	1.03	1.05	1.14	1.20
Net interest margin	4.25	3.86	3.91	4.10	4.13
Efficiency ratio	51.91	58.47	59.40	59.17	57.11

For the Most Recent Five Quarters (Unaudited)
(amounts in thousands except per share data)

	2006		2005
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter
Net income	$ 2,538	$ 2,351	$ 2,721	$ 2,354	$ 2,184

Average shares
Basic	4,607	4,607	4,591	4,346	4,177
Diluted	4,715	4,709	4,709	4,467	4,275

Net income per share ($)
Basic	0.551	0.510	0.590	0.542	0.523
Diluted	0.538	0.500	0.580	0.527	0.511

Dividends per share	0.140	0.140	0.135	0.135	0.135

Market price per common share ($)
High close	38.00	36.97	37.50	34.54	33.46
Low close	34.08	33.90	34.25	30.27	27.80
Quarter-end close	37.82	35.08	35.48	34.50	30.95

At quarter-end ($)
Assets	772,026	764,087	717,901	713,082	689,271
Shareholders' equity	61,018	59,646	58,543	56,696	43,619
Book value per share	13.24	12.95	12.75	12.35	10.40
Outstanding shares	4,607	4,607	4,591	4,591	4,194

Performance ratios (%)
Return on equity	16.91	16.14	18.75	19.16	20.51
Return on assets	1.33	1.29	1.50	1.34	1.29
Net interest margin	4.51	4.59	4.48	4.28	4.16
Efficiency ratio	53.84	54.50	49.40	51.43	52.20
Additional financial highlights are available at www.savb.com